Exhibit 99.1

Blue Owl Capital Corporation III Reports Second Quarter Net Investment Income Per Share of $0.41

and Net Asset Value Per Share of $15.56

NEW YORK — August 7, 2024 — Blue Owl Capital Corporation III (NYSE: OBDE, or the “Company”) today announced financial results for its second quarter ended June 30, 2024.

SECOND QUARTER 2024 HIGHLIGHTS

•	Second quarter net investment income (“NII”) per share of $0.41, which exceeds the second quarter regular dividend of $0.35 per share by over 15%

•

As previously announced in January, the Board of Directors (the “Board”) declared five special dividends of $0.06 per share; the second of which will be payable on or before September 13, 2024 to shareholders of record as of August 30, 2024

•	10.5% annualized dividend yield based on second quarter net asset value (“NAV”) per share[1]

•	NAV per share of $15.56, up $0.28 compared to June 30, 2023

•	Net debt-to-equity increased to 1.22x for quarter ending June 30, 2024, up from 1.04x as of March 31, 2024

•	Also announced today that OBDE entered into a definitive merger agreement with Blue Owl Capital Corporation (NYSE: OBDC)

“In our first full quarter as a publicly traded company, we continued to make significant progress towards growing our portfolio, deploying capital into attractive opportunities which enabled OBDE to deliver a strong return on equity of 10.5%,” commented Craig W. Packer, Chief Executive Officer.

OBDC to Merge with OBDE

OBDC and OBDE today announced that they have entered into a definitive merger agreement, with OBDC as the surviving company, subject to certain shareholder approvals and other customary closing conditions. Following the recommendation of each of their special committees, the boards of directors of both OBDC and OBDE have unanimously approved the transaction. A separate press release and investor presentation can be found on the Company’s website, www.BlueOwlCapitalCorporationIII.com.

Dividend Declarations

The Company’s Board declared a third quarter 2024 dividend of $0.35 per share for stockholders of record as of September 30, 2024, payable on or before October 15, 2024.

In addition, and as previously announced, the Board declared a series of five special dividends of $0.06 per share, payable to stockholders of record quarterly. The second special dividend of $0.06 per share will be payable on or before September 13, 2024 to shareholders of record as of August 30, 2024. A full schedule of the record and payment dates can be found on the Company’s website.

PORTFOLIO AND INVESTING ACTIVITY

For the three months ended June 30, 2024, new investment commitments totaled $1.0 billion across 31 new portfolio companies and 24 existing portfolio companies. This compares to $736.4 million for the three months ended March 31, 2024 across 43 new portfolio companies and 14 existing portfolio companies.

For the three months ended June 30, 2024, the principal amount of new investments funded was $765.7 million. For this period, the Company had $338.3 million aggregate principal amount in sales and repayments.

For the three months ended March 31, 2024, the principal amount of new investments funded was $630.9 million. For this period, the Company had $232.9 million aggregate principal amount in sales and repayments.

As of June 30, 2024 and March 31, 2024, the Company had investments in 207 and 188 portfolio companies with an aggregate fair value of $4.3 billion and $4.0 billion, respectively. As of June 30, 2024, the average investment size in each portfolio company was $21.0 million based on fair value.

As of June 30, 2024, based on fair value, the portfolio consisted of 85.0% first lien senior secured debt investments, 5.4% second lien senior secured debt investments, 1.5% unsecured debt investments, 3.6% preferred equity investments, and 4.5% common equity investments.

(1)	Dividend yield reflects regular Q2’24 dividend of $0.35 per share, $0.06 per share special dividend paid on 6/14/24, and Q2 2024 net asset value per share of $15.56.

As of March 31, 2024, based on fair value, the portfolio consisted of 82.3% first lien senior secured debt investments, 6.6% second lien senior secured debt investments, 1.5% unsecured debt investments, 4.9% preferred equity investments, and 4.7% common equity investments.

As of June 30, 2024 and March 31, 2024, approximately 90.4% and 88.9% of the portfolio was invested in secured debt, respectively. As of June 30, 2024, 97.5% of the debt investments based on fair value in the portfolio were at floating rates.

As of June 30, 2024 and March 31, 2024, the weighted average total yield of accruing debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 11.5% and 11.7%, respectively, and the weighted average total yield of accruing debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 11.5% and 11.7%, respectively.

As of June 30, 2024, loans on non-accrual represented 0.5% of the total fair value of the debt portfolio.

RESULTS OF OPERATIONS FOR THE SECOND QUARTER ENDED JUNE 30, 2024

Investment Income

Investment income increased to $123.2 million for the three months ended June 30, 2024 from $106.2 million for the same period in the prior year primarily due to higher interest income, resulting from an increase in our debt investment portfolio at par. Other income increased period-over-period due to an increase in prepayment fees and accelerated amortization of upfront fees from unscheduled paydowns which are non-recurring in nature. Included in interest income are other fees such as prepayment fees and accelerated amortization of upfront fees from unscheduled paydowns which are non-recurring in nature. Period-over-period, these fees increased due to an increase in repayment activity for the period. We expect that investment income will vary based on a variety of factors including the pace of our originations and repayments.

Expenses

Total expenses increased to $72.5 million for the three months ended June 30, 2024 from $36.3 million for the same period in prior year due to an increase in management fees, incentive fees, interest expense and other expenses. The increase in interest expense was driven by an increase in average daily borrowings and average interest rate period-over-period. Management and incentive fees increased due to an increase in our investment portfolio at fair value as well as the increased fee rates effective as of the Company’s listing date, January 25, 2024. Incentive fees were not incurred prior to the listing date. As a percentage of total assets, professional fees, directors’ fees and other general and administrative expenses increased period-over-period.

Liquidity and Capital Resources

As of June 30, 2024, the Company had $120.3 million in cash, $2.5 billion in total principal value of debt outstanding, and $285.3 million of undrawn capacity on our credit facilities. The Company’s weighted average interest rate on debt outstanding was 7.1% and 7.0% for the three months ended June 30, 2024 and March 31, 2024, respectively. Ending net debt to equity was 1.22x and 1.04x as of June 30, 2024 and March 31, 2024, respectively.

CONFERENCE CALL AND WEBCAST INFORMATION

Conference Call Information:

The conference call will be broadcast live on August 8, 2024 at 11:00 a.m. Eastern Time on the Events section of OBDE’s website at www.BlueOwlCapitalCorporationIII.com. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

•	Domestic: (877) 407-9714

•	International: +1 (201) 689-8865

All callers will need to reference “Blue Owl Capital Corporation III” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available for 14 days via a webcast link located on the Events section of OBDE’s website, and via the dial-in numbers listed below:

•	Domestic: (877) 660-6853

•	International: +1 (201) 612-7415

•	Conference ID: 13747167

ABOUT BLUE OWL CAPITAL CORPORATION III

Blue Owl Capital Corporation III (NYSE: OBDE) is a specialty finance company focused on lending to U.S. middle-market companies. As of June 30, 2024, OBDE had investments in 207 portfolio companies with an aggregate fair value of $4.3 billion. OBDE has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. OBDE is externally managed by Blue Owl Diversified Credit Advisors, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and is a part of Blue Owl’s Credit platform.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about OBDE, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond OBDE’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in OBDE’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which OBDE makes them. OBDE does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

INVESTOR CONTACTS

Investor Contact:

BDC Investor Relations

Michael Mosticchio

credit-ir@blueowl.com

Media Contact:

Prosek Partners

Josh Clarkson

pro-blueowl@prosek.com

FINANCIAL HIGHLIGHTS

	For the Three Months Ended
($ in thousands, except per share amounts)	June 30, 2024	March 31, 2024	December 31, 2023
Investments at Fair Value	$4,346,302	$3,987,997	$3,590,701
Total Assets	$4,502,757	$4,180,538	$3,761,097
Net Asset Value Per Share	$15.56	$15.65	$15.56

Investment Income	$123,175	$113,445	$111,542
Net Investment Income	$50,381	$48,275	$71,647
Net Income	$39,615	$54,061	$80,557

Net Investment Income Per Share	$0.41	$0.39	$0.58
Net Realized and Unrealized Gains (and Losses) Per Share	$(0.09)	$0.05	$0.07
Net Income Per Share	$0.32	$0.44	$0.66
Distributions Declared from Net Investment Income Per Share	$0.35	$0.35	$0.49
Weighted Average Yield of Accruing Debt and Income Producing Securities at Fair Value	11.5%	11.7%	12.1%
Weighted Average Yield of Accruing Debt and Income Producing Securities at Amortized Cost	11.5%	11.7%	12.1%
Percentage of Debt Investments at Floating Rates at Fair Value	97.5%	98.2%	98.1%

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(Amounts in thousands, except share and per share amounts)

	June 30, 2024 (Unaudited)	December 31, 2023
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $4,215,126 and $3,479,371, respectively)	$4,232,211	$3,498,800
Non-controlled, affiliated investments (amortized cost of $117,982 and $97,482, respectively)	114,091	91,901

Total investments at fair value (amortized cost of $4,333,108 and $3,576,853, respectively)	4,346,302	3,590,701
Cash	120,344	141,448
Interest receivable	31,482	25,147
Prepaid expenses and other assets	4,629	3,801

Total Assets	$4,502,757	$3,761,097
Liabilities
Debt (net of unamortized debt issuance costs of $25,207 and $25,623, respectively)	$2,434,508	$1,754,496
Distribution payable	43,175	60,779
Management fee payable	15,491	4,517
Incentive fee payable	10,687	—
Payables to affiliates	4,197	896
Payable for investments purchased	37,157	—
Accrued expenses and other liabilities	38,382	29,297

Total Liabilities	$2,583,597	$1,849,985

Commitments and contingencies (Note 7)
Net Assets
Common shares $0.01 par value, 500,000,000 shares authorized; 123,356,823 and 122,817,625 shares issued and outstanding, respectively	1,234	$1,228
Additional paid-in-capital	1,837,067	1,829,029
Accumulated undistributed (overdistributed) earnings	80,859	80,855

Total Net Assets	1,919,160	$1,911,112

Total Liabilities and Net Assets	4,502,757	$3,761,097
Net Asset Value Per Share	$15.56	$15.56

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income (excluding payment-in-kind (“PIK”) interest income)	103,848	$84,665	$199,478	$164,205
PIK interest income	11,341	12,389	20,903	24,872
Dividend income	4,706	6,395	10,031	11,374
Other income	1,003	2,246	2,696	3,305

Total investment income from non-controlled, non-affiliated investments	120,898	105,695	233,108	203,576

Investment income from non-controlled, affiliated investments:
Interest income (excluding PIK interest income)	381	—	789	—
PIK interest income	—	—	29	—
Dividend income	1,894	495	2,689	495
Other income	2	—	5	—

Total investment income from non-controlled, affiliated investments	2,277	495	3,512	495

Total Investment Income	123,175	106,190	236,620	204,071

Expenses
Interest expense	42,707	29,713	78,485	58,252
Management fee	15,491	4,463	27,342	8,856
Performance based incentive fees	10,687	—	17,827	—
Professional fees	1,610	1,316	3,194	2,575
Directors’ fees	227	197	455	393
Listing advisory fees	—	—	6,040	—
Other general and administrative	1,756	640	3,907	1,371

Total Expenses	72,478	36,329	137,250	71,447

Net Investment Income (Loss) Before Taxes	50,697	69,861	99,370	132,624
Income tax expense (benefit), including excise tax expense (benefit)	316	209	714	1,393

Net Investment Income (Loss) After Taxes	$50,381	$69,652	$98,656	$131,231

Net Realized and Change in Unrealized Gain (Loss)
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	(10,525)	172	(2,816)	23,971
Non-controlled, affiliated investments	154	(402)	1,689	(376)
Translation of assets and liabilities in foreign currencies	545	115	268	167
Income tax (provision) benefit	—	—	1	(1)

Total Net Change in Unrealized Gain (Loss)	(9,826)	(115)	(858)	23,761

Net realized gain (loss):
Non-controlled, non-affiliated investments	137	33	(3,252)	(11,465)
Foreign currency transactions	(1,077)	(40)	(870)	(21)

Total Net Realized Gain (Loss)	(940)	(7)	(4,122)	(11,486)

Total Net Realized and Change in Unrealized Gain (Loss)	(10,766)	(122)	(4,980)	12,275

Net Increase (Decrease) in Net Assets Resulting from Operations	$39,615	$69,530	$93,676	$143,506
Earnings (Loss) Per Share - Basic and Diluted	$0.32	$0.57	$0.76	$1.18

Weighted Average Shares Outstanding - Basic and Diluted	123,322,207	121,873,455	123,175,249	121,539,291

PORTFOLIO AND INVESTMENT ACTIVITY

	For the Three Months Ended June 30,
($ in thousands)	2024	2023
New investment commitments
Gross originations	$1,016,705	$62,258
Less: Sell downs	—	(566)

Total new investment commitments	$1,016,705	$61,692

Principal amount of investments funded:
First-lien senior secured debt investments	714,903	39,760
Second-lien senior secured debt investments	8,000	—
Unsecured debt investments	34,875	—
Preferred equity investments	488	10,000
Common equity investments	7,432	4,600

Total principal amount of investments funded	$765,698	$54,360

Principal amount of investments sold or repaid:
First-lien senior secured debt investments	(253,012)	(57,269)
Second-lien senior secured debt investments	(29,576)	(2,400)
Unsecured debt investments	(31,606)	—
Preferred equity investments	(24,153)	(1,033)
Common equity investments	—	(195)

Total principal amount of investments sold or repaid	$(338,347)	$(60,897)

Number of new investment commitments in new portfolio companies(1)	31	4
Average new investment commitment amount	$24,725	$9,147
Weighted average term for new debt investment commitments (in years)	5.8	3.8
Percentage of new debt investment commitments at floating rates	96.4%	100.0%
Percentage of new debt investment commitments at fixed rates	3.6%	—%
Weighted average interest rate of new debt investment commitments(2)	10.7%	11.7%
Weighted average spread over applicable base rate of new floating rate debt investment commitments	5.2%	6.4%

(1)	Number of new investment commitments represents commitments to a particular portfolio company.
(2)

For the three months ended June 30, 2024 and 2023, assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 5.32% and 5.27% as of June 30, 2024 and June 30, 2023, respectively.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition of OBDC or OBDE or the two-step merger (collectively, the “Mergers”) of OBDE with and into OBDC. The forward-looking statements may include statements as to: future operating results of OBDC and OBDE and distribution projections; business prospects of OBDC and OBDE and the prospects of their portfolio companies; and the impact of the investments that OBDC and OBDE expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the timing or likelihood of the Mergers closing; (ii) the expected synergies and savings associated with the Mergers; (iii) the ability to realize the anticipated benefits of the Mergers, including the expected accretion to net investment income and the elimination or reduction of certain expenses and costs due to the Mergers; (iv) the percentage of OBDC and OBDE shareholders voting in favor of the proposals submitted for their approval; (v) the possibility that competing offers or acquisition proposals will be made; (vi) the possibility that any or all of the various conditions to the consummation of the Mergers may not be satisfied or waived; (vii) risks related to diverting management’s attention from ongoing business operations; (viii) the risk that shareholder litigation in connection with the Mergers may result in significant costs of defense and liability; (ix) changes in the economy, financial markets and political environment; (x) the impact of geo-political conditions, including revolution, insurgency, terrorism or war, including those arising out of the ongoing war between Russia and Ukraine and the escalated conflict in the Middle-East, including the Israel-Hamas conflict, and general uncertainty surrounding the financial and political stability of the United States (including uncertainties related to the 2024 U.S. presidential election), the United Kingdom, the European Union and China, on financial market volatility, global economic markets, and various markets for commodities globally such as oil and natural gas; (xi) future changes in law or regulations; (xii) conditions to OBDC’s and OBDE’s operating areas, particularly with respect to business development companies or regulated investment companies; (xiii) an economic downturn, elevated interest and inflation rates, ongoing supply chain and labor market disruptions, including those as a result of strikes, work stoppages or accidents, instability in the U.S. and international banking systems, and the risk of recession or a shutdown of government services could impact business prospects of OBDC and OBDE and their portfolio companies or following the closing of the Mergers, the combined company; (xiv) the ability of Blue Owl Credit Advisors LLC to locate suitable investments for the combined company and to monitor and administer its investments; (xv) the ability of Blue Owl Credit Advisors LLC to attract and retain highly talented professionals; and (xvi) other considerations that may be disclosed from time to time in OBDC’s and OBDE’s publicly disseminated documents and filings with the Securities and Exchange Commission (“SEC”). OBDC and OBDE have based the forward-looking statements included in this press release on information available to them on the date hereof, and they assume no obligation to update any such forward-looking statements. Although OBDC and OBDE undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that they may make directly to you or through reports that OBDC and OBDE in the future may file with the SEC, including the Joint Proxy Statement and the Registration Statement (each as defined below), annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Additional Information and Where to Find It

In connection with the Merger, OBDC and OBDE plan to file with the SEC and mail to their respective shareholders a joint proxy statement/prospectus (the “Joint Proxy Statement”) and OBDC plan to file with the SEC a registration statement on Form N-14 (the “Registration Statement”) that will include the Joint Proxy Statement and a prospectus of OBDC. The Joint Proxy Statement and the Registration Statement will contain important information about OBDC, OBDE, the Merger and related matters. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. SHAREHOLDERS OF OBDC AND OBDE ARE URGED TO READ THE JOINT PROXY STATEMENT AND THE REGISTRATION STATEMENT AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OBDC, OBDE, THE MERGER AND RELATED MATTERS. Investors and security holders will be able to obtain the documentation filed with the SEC free of charge at the SEC’s website, http://www.sec.gov and for documents filed by OBDC, from OBDC’s website at https://www.blueowlcapitalcorporation.com and for documents filed by OBDE, from OBDE’s website at https://www.blueowlcapitalcorporationiii.com.

Participation in the Solicitation

OBDC, its directors, certain of its executive officers and certain employees and officers of Blue Owl Credit Advisors LLC and its affiliates may be deemed to be participants in the solicitation of proxies in connection with the Merger. Information about directors and executive officers of OBDC is set forth in its proxy statement for its 2024 Annual Meeting of Shareholders, which was filed with the SEC on March 28, 2024. OBDE, its directors, certain of its executive officers and certain employees and officers of Blue Owl Diversified Credit Advisors LLC and its affiliates may be deemed to be participants in the solicitation of proxies in connection with the Merger. Information about directors and executive officers of OBDE is set forth in its proxy statement for its 2024 Annual Meeting of Shareholders, which was filed with the SEC on March 28, 2024. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the OBDC and OBDE shareholders in connection with the Merger will be contained in the Joint Proxy Statement when such document becomes available. These documents may be obtained free of charge from the sources indicated above.